          As filed with the Securities and Exchange Commission on July 20, 1999
                                                       Registration No.333-_____


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                              REPUBLIC BANCORP INC.

             (Exact name of registrant as specified in its charter)

          Michigan                                      38-2604669
(State or other jurisdiction of            (I.R.S. employer identification no.)
incorporation or organization)

                              1070 East Main Street
                             Owosso, Michigan 48867
                                 (517) 725-7337

    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                            D&N FINANCIAL CORPORATION
                              AMENDED AND RESTATED
                      1994 MANAGEMENT STOCK INCENTIVE PLAN
                            (Full title of the plan)

                                 Dana M. Cluckey
                              Republic Bancorp Inc.
                              1070 East Main Street
                             Owosso, Michigan 48867
                                 (517) 725-7337
 (Name, address, including zip code, and telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

Title of each class of                       Proposed maximum    Proposed maximum
   securities to be        Amount to be    offering price per        aggregate          Amount of
     registered(1)          registered           share(2)        offering price(2)  registration fee
     -------------         ------------          --------        -----------------  -----------------
     Common Stock,       1,119,420 shares        $15.00              $16,791,300       $4,667.99
    $5.00 par value

------------------

         (1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the plan described herein.

         (2) Estimated pursuant to Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The proposed maximum offering price is based upon the average high and low sales prices of the Common Stock as reported on the Nasdaq National Market on July 16, 1999.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


         The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the D&N Financial Corporation Amended and Restated 1994 Management Stock Incentive Plan (the "Plan") as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

         Such document(s) are not being filed with the Commission, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

         The following documents heretofore filed by Republic Bancorp Inc. (Commission File No. 0-15734) (the "registrant") or D&N Financial Corporation, the registrant's predecessor-in-interest (Commission File No. 0-17137), pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), hereby are incorporated in this Registration Statement by reference, including the following: (a) the registrant's Annual Report on Form 10-K for the year ended December 31, 1998 (the "1998 Form 10-K"); (b) the registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999; and (c) the description of the registrant's common stock set forth in its registration statement on Form 10 filed on April 30, 1987 pursuant to Section 12(g) of the Exchange Act and set forth under "Item 11. Description of Registrant's Securities to be Registered," and all amendments thereto or reports filed for the purpose of updating such description. All documents subsequently filed by the registrant pursuant to Sections 13(a), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

         Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the Prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the Prospectus.

         The registrant shall furnish without charge to each person to whom the Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to Mr. Thomas F. Menacher, Executive Vice President, Republic Bancorp Inc., 1070 East Main Street, Owosso, Michigan 48867; telephone: (517) 725-7337.


Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         The Michigan Business Corporation Act, as amended ("MBCA"), provides that a Michigan corporation, such as Republic Bancorp Inc., may indemnify a director, officer, employee or agent of the corporation (an "Indemnitee") against the Indemnitee's expenses and judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) involving the Indemnitee by reason of the fact that the Indemnitee is or was a director, officer, employee or agent of the corporation, if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The MBCA also provides that in derivative actions, a corporation may indemnify a director, officer, employee or agent of the corporation against expenses actually and reasonably incurred by the Indemnitee to the extent that the Indemnitee is successful on the merits or otherwise in any such action, suit or proceeding or in the defense of any claim, issue or matter therein. Under the MBCA, no indemnification shall be made with respect to any claim, issue or matter as to which an Indemnitee shall have been adjudged to be liable to the corporation unless and only to the extent that the court shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. The MBCA also generally permits the advancement of reasonable expenses and empowers the corporation to purchase and maintain directors' and officers' insurance.

         Article VIII of the articles of incorporation of the registrant contains provisions authorizing indemnification of directors, officers, employees and agents of the registrant that are substantially similar to those set forth in the MBCA and authorizes the registrant to purchase directors' and officers' insurance. Article X of the by-laws of the registrant contains provisions authorizing indemnification of directors, officers, employees and agents of the registrant to the fullest extent authorized or permitted by the MBCA and authorizes the registrant to purchase directors' and officers' insurance.

         Section 209 of the MBCA provides that the articles of incorporation of a corporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under

Section 551(1) of the MBCA (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock and loans to a director, officer, or employee of the corporation or of a subsidiary of the corporation),
(iv) for any transaction from which the director derived an improper personal benefit or (v) for an act or omission occurring prior to the date such a provision becomes effective. Article IX of the registrant's articles of incorporation include such a provision.

         The registrant has entered into individual indemnity agreements with certain of its officers and directors whereby the registrant will indemnify each of its officers and directors for any amount which they may be obligated to pay because of any claim made against them because of any omission or neglect or breach of duty, including any actual or alleged error or misstatements or misleading statement, committed or suffered when acting in their capacities as officers, directors, employees and agents of the registrant, its subsidiaries and certain other enterprises.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in this Item 6 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


Item 7.  Exemption from Registration Claimed.

         Not applicable.


Item 8.  Exhibits.

         The following exhibits are furnished with this Registration Statement:

                  Exhibit No.                          Description


                  (3)(a)/(4)(a)     Second Restated Articles of Incorporation of
                                    Republic Bancorp Inc. (incorporated by
                                    reference to Exhibit 2.1 of the registrant's
                                    Current Report on Form 8-K dated May 17,
                                    1999 filed with the Securities and Exchange
                                    Commission on May 28, 1999 (file no.
                                    0-21223).

                  (3)(b)/(4)(b)     By-Laws of Republic Bancorp Inc. as amended
                                    to date (incorporated by reference to
                                    Exhibit 2.1 of the registrant's Current
                                    Report on Form 8-K dated May 17, 1999 filed with the Securities and Exchange Commission on May 28, 1999 (file no. 0-21223).

                   (4)(c) D&N Financial Corporation Amended and Restated 1994 Management Stock Incentive Plan (incorporated by reference to Exhibit 4 of the Registration Statement on Form S-8 of D&N Financial Corporation (the registrant's predecessor-in-interest) filed with the Securities and Exchange Commission on June 28, 1995 (registration no. 33-94674)).

                   (5)(a) Opinion and consent of Miller, Canfield, Paddock and Stone, P.L.C.*

                  (23)(a) Consent of Miller, Canfield, Paddock and Stone, P.L.C. (contained in Exhibit (5)(a)).

                  (23)(b)           Consent of Ernst & Young LLP.*

                  (23)(c)           Consent of Deloitte & Touche LLP.*

                  (24) Powers of attorney (contained in the signature pages hereto).*

--------------
*  Filed herewith.


Item 9.  Undertakings.

         The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (i) To include any prospectus required by Section 10(a)(3)
                  of the Securities Act of 1933;

                      (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                      (iii) To include any material information with respect to
                  the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Owosso, State of Michigan, on July 19, 1999.

                                   REPUBLIC BANCORP INC., a Michigan corporation


                                   By     /s/  Jerry D. Campbell
                                      -------------------------------------
                                      Name:    Jerry D. Campbell
                                      Title:   Chairman of the Board and
                                               Chief Executive Officer


         Officers of the registrant. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated below. By so signing, each of the undersigned, in his capacity as a director or officer, or both, as the case may be, of the registrant, does hereby appoint Jerry D. Campbell, Dana M. Cluckey and Thomas F. Menacher, and each of them severally, his true and lawful attorney to execute in his name, place and stead, in his capacity as a director or officer, or both, as the case may be, of the registrant, any and all amendments to this Registration Statement (including post-effective amendments thereto) and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission. Each of said attorneys shall have full power and authority to do and perform in the name and on behalf of each of the undersigned, in any and all capacities, every act whatsoever requisite or necessary to be done in the premises as fully, and for all intents and purposes, as each of the undersigned might or could do in person, the undersigned hereby ratifying and approving the acts of said attorneys and each of them.

           Signatures                               Title                                Date
           ----------                               -----                                ----
Principal Executive Officer:
                                           Chairman of the Board and
  /s/ Jerry D. Campbell                    Chief Executive Officer                    July 19, 1999
----------------------------------
Jerry D. Campbell

Principal Financial Officer and
Principal Accounting Officer:              Executive Vice President, Treasurer and
                                           Chief Financial Officer                    July 19, 1999
  /s/ Thomas F. Menacher
----------------------------------
Thomas F. Menacher

         Directors of the registrant. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated below. By so signing, each of the undersigned, in his capacity as a director or officer, or both, as the case may be, of the registrant, does hereby appoint Jerry D. Campbell, Dana M. Cluckey and Thomas F. Menacher, and each of them severally, his true and lawful attorney to execute in his name, place and stead, in his capacity as a director or officer, or both, as the case may be, of the registrant, any and all amendments to this Registration Statement (including post-effective amendments thereto) and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission. Each of said attorneys shall have full power and authority to do and perform in the name and on behalf of each of the undersigned, in any and all capacities, every act whatsoever requisite or necessary to be done in the premises as fully, and for all intents and purposes, as each of the undersigned might or could do in person, the undersigned hereby ratifying and approving the acts of said attorneys and each of them.

             Signatures                            Title                          Date
             ----------                            -----                          ----
Directors:

  /s/ Jerry D. Campbell              Director, Chairman of the Board and         July 16, 1999
----------------------------------   Chief Executive Officer
Jerry D. Campbell

  /s/ George J. Butvilas             Director and Vice-Chairman of the Board     July 16, 1999
----------------------------------
George J. Butvilas

  /s/ Dana M. Cluckey                Director, President and                     July 16, 1999
----------------------------------   Chief Operating Officer
Dana M. Cluckey

  /s/ Joseph C. Bromley              Director                                    July 16, 1999
----------------------------------
Joseph C. Bromley

  /s/ Mary P. Cauley                 Director                                    July 16, 1999
----------------------------------
Mary P. Cauley

  /s/ Bruce L. Cook                  Director                                    July 16, 1999
----------------------------------
Bruce L. Cook

  /s/ Steven Coleman                 Director                                    July 16, 1999
----------------------------------
Steven Coleman

  /s/ Richard J. Cramer, Sr.         Director                                    July 16, 1999
----------------------------------
Richard J. Cramer, Sr.

  /s/ George A. Eastman              Director                                    July 16, 1999
----------------------------------
George A. Eastman

         Directors and Officers of the registrant. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated below. By so signing, each of the undersigned, in his capacity as a director or officer, or both, as the case may be, of the registrant, does hereby appoint Jerry D. Campbell, Dana M. Cluckey and Thomas F. Menacher, and each of them severally, his true and lawful attorney to execute in his name, place and stead, in his capacity as a director or officer, or both, as the case may be, of the registrant, any and all amendments to this Registration Statement (including post-effective amendments thereto) and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission. Each of said attorneys shall have full power and authority to do and perform in the name and on behalf of each of the undersigned, in any and all capacities, every act whatsoever requisite or necessary to be done in the premises as fully, and for all intents and purposes, as each of the undersigned might or could do in person, the undersigned hereby ratifying and approving the acts of said attorneys and each of them.

           Signatures                       Title                  Date
           ----------                       -----                  ----
Directors:

  /s/ Howard J. Hulsman                    Director           July 16, 1999
----------------------------------
Howard J. Hulsman

  /s/ Gary Hurand                          Director           July 16, 1999
----------------------------------
Gary Hurand

  /s/ Dennis J. Ibold                      Director           July 16, 1999
----------------------------------
Dennis J. Ibold

  /s/ Stanley A. Jacobson                  Director           July 16, 1999
----------------------------------
Stanley A. Jacobson

  /s/ John J. Lennon                       Director           July 16, 1999
----------------------------------
John J. Lennon

  /s/ Sam H. McGoun                        Director           July 16, 1999
----------------------------------
Sam H. McGoun

  /s/ Kelly E. Miller                      Director           July 16, 1999
----------------------------------
Kelly E. Miller

  /s/ Joe D. Pentecost                     Director           July 16, 1999
----------------------------------
Joe D. Pentecost

         Directors and Officers of the registrant. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated below. By so signing, each of the undersigned, in his capacity as a director or officer, or both, as the case may be, of the registrant, does hereby appoint Jerry D. Campbell, Dana M. Cluckey and Thomas F. Menacher, and each of them severally, his true and lawful attorney to execute in his name, place and stead, in his capacity as a director or officer, or both, as the case may be, of the registrant, any and all amendments to this Registration Statement (including post-effective amendments thereto) and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission. Each of said attorneys shall have full power and authority to do and perform in the name and on behalf of each of the undersigned, in any and all capacities, every act whatsoever requisite or necessary to be done in the premises as fully, and for all intents and purposes, as each of the undersigned might or could do in person, the undersigned hereby ratifying and approving the acts of said attorneys and each of them.

           Signatures                       Title             Date
           ----------                       -----             ----
Directors:

  /s/ Randolph P. Piper                    Director       July 16, 1999
----------------------------------
Randolph P. Piper

  /s/ Isaac J. Powell                      Director       July 16, 1999
----------------------------------
Isaac J. Powell

  /s/ Kenneth D. Seaton                    Director       July 16, 1999
----------------------------------
Kenneth D. Seaton

  /s/ B. Thomas M. Smith, Jr.              Director       July 16, 1999
----------------------------------
B. Thomas M. Smith, Jr.

                                           Director
----------------------------------
George B. Smith

  /s/ Jeoffrey K. Stross                   Director       July 16, 1999
----------------------------------
Jeoffrey K. Stross

  /s/ Peter Van Pelt                       Director       July 16, 1999
----------------------------------
Peter Van Pelt

  /s/ Steven E. Zack                       Director       July 16, 1999
----------------------------------
Steven E. Zack

                                  EXHIBIT INDEX


       Exhibit No.                                      Description

        (5)(a)         Opinion and consent of Miller, Canfield, Paddock and
                       Stone, P.L.C.*

        (23)(a)        Consent of Miller, Canfield, Paddock and Stone, P.L.C.
                       (contained in Exhibit (5)(a)).

        (23)(b)        Consent of Ernst & Young LLP.*

        (23)(c)        Consent of Deloitte & Touche LLP.*

        (24) Powers of attorney (contained in the signature pages hereto).*

-----------
*  Filed herewith.